Exhibit 99.1

Contact: Tyra Tutor Senior Vice President, Corporate Development (904) 360-2500 tyra.tutor@mpsgroup.com

NEWS RELEASE	For Immediate Release

MPS Group Announces Third Quarter 2006 Results

Net Income Up 15%

JACKSONVILLE, Fla. (October 26, 2006) — MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting and business solutions, today announced financial results for the third quarter and nine months ended September 30, 2006. The Company reported revenue of $483 million and diluted net income per common share of $0.19 for the quarter ended September 30, 2006, compared with revenue of $427 million and diluted net income per common share of $0.16 for the year-earlier period. Revenue and diluted net income per common share were within the range of guidance previously provided by management.

Third Quarter Summary

•	Revenue was $483 million, up 13% versus the third quarter of 2005 and 3% sequentially versus the second quarter of 2006;

•	Excluding the impact of acquisitions and changes in foreign currency exchange rates, revenue increased 7% versus the third quarter of 2005 and 2% sequentially versus the second quarter of 2006;

•	Diluted net income per common share was $0.19, up 19% from the third quarter of 2005 and 6% sequentially versus the second quarter of 2006;

•	Net income was $19.7 million, up 15% versus the third quarter of 2005 and 4% sequentially versus the second quarter of 2006;

•	Cash flow from operations was $27 million during the third quarter of 2006; and

•	The Company repurchased $16 million in MPS Group common stock during the quarter.

Professional Services Division Performance

The Company’s Professional Services division reported revenue of $271 million for the third quarter of 2006, representing 56% of total Company revenue. Further discussion of the third quarter performance of the Professional Services division’s two reporting segments follows.

North American Professional Services Segment

The Company’s North American Professional Services segment provides specialized staffing and recruiting in the disciplines of accounting, law, engineering, and healthcare. In the third quarter, this segment’s revenue increased 14% versus the third quarter of 2005 and 1% sequentially versus the second quarter of 2006. Operating income for this segment increased 25% versus the third quarter of 2005.

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1 Independent Drive • Jacksonville, Florida 32202 • 904-360-2000 • 904-360-2814 fax

www.mpsgroup.com

MPS Group Reports Third Quarter Results

October 26, 2006

Entegee, the Company’s engineering staffing business, posted a 14% increase in revenue versus the third quarter of 2005. Strong demand for Entegee’s services continues from the defense and aerospace industries. For the quarter, Soliant Health, the healthcare staffing unit of MPS, reported a 36% year-over-year increase in revenue. Excluding the impact of acquisitions, Soliant Health revenue increased 12% versus the third quarter of 2005. Strong demand for permanent placement services contributed to Accounting Principals’ improved margins and solid financial performance during the quarter. The Company’s legal staffing unit, Special Counsel, reported revenue of $36 million, which is equal to revenue reported in the year-earlier quarter even though Special Counsel’s third quarter 2005 revenue benefited from certain large outsourced legal projects, as previously disclosed.

Overall, demand for both contract staffing and permanent placement services remains strong across all of the Company’s North American Professional Services business units. Furthermore, the recruiting market for qualified professionals remains tight, with only 2.1% unemployment among college educated workers in the United States according to the Bureau of Labor Statistics.

European Professional Services Segment

The Company’s European Professional Services segment is composed of Badenoch & Clark, a United Kingdom-based provider of finance and accounting and professional staffing services.

For the third quarter of 2006, Badenoch & Clark revenue increased 19% versus the third quarter of 2005. Excluding the impact of changes in foreign currency exchange rates and acquisitions, revenue grew 6% versus the third quarter of 2005. Demand for temporary and permanent professionals in the European marketplace remains strong; therefore, Badenoch & Clark believes future growth can be improved through the addition of greater numbers of sales and recruiting staff.

Information Technology Division Performance

The Company’s Information Technology division reported revenue of $213 million for the third quarter of 2006, representing 44% of total Company revenue. Below is further discussion of the third quarter performance of the IT division’s two reporting segments.

North American Information Technology Services Segment

The Company’s North American Information Technology Services segment is composed of Modis, the IT staffing unit; Idea Integration, the IT solutions unit; and Beeline, the workforce solutions unit. This segment reported revenue of $144 million for the third quarter of 2006, an increase of 13% versus the third quarter of 2005 and 2% sequentially versus the second quarter of 2006. Operating income from the North American Information Technology Services segment increased 24% versus the prior-year period. Overall gross margin from the segment was 29.1% in the third quarter, up 80 basis points versus the third quarter of 2005.

The Company was encouraged by the third quarter performance of Modis N.A., its largest business unit. Revenue was up 11% versus the third quarter of 2005 and 2% sequentially versus the second quarter of 2006. Also, during the quarter, over 2% of Modis’ revenue came from permanent placement sales, representing a 55% increase over the prior year’s third quarter. Overall the demand for IT services remains solid and this is expected to remain the case as client companies continue to invest in IT initiatives.

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MPS Group Reports Third Quarter Results

October 26, 2006

European Information Technology Services Segment

The Company’s European Information Technology Services segment is composed of Modis International, a leading provider of IT staffing services throughout the United Kingdom and Continental Europe. Overall gross margin reached 16.4% in the third quarter, an improvement of 310 basis points versus the third quarter of 2005 and 50 basis points versus the second quarter of 2006. The increase in gross margin is attributable to Modis International’s successful execution of its previously announced initiative to scale back certain lower-margin business. The Company had stated previously that Modis International was near the completion of this initiative, and that a return to revenue growth was anticipated during the third quarter. This did occur, as Modis International revenue grew 8% sequentially on a GAAP basis, and 3% sequentially excluding the positive impact of an acquisition and currency exchange rates.

Capital Update

During the third quarter, the Company generated operating cash flow of $27 million. MPS Group used $16 million during the quarter to repurchase its common stock. At the close of the third quarter, the Company had a cash balance of $131 million and no borrowings outstanding under its credit facility. MPS Group intends to use cash on hand primarily to complete strategic acquisitions designed to enhance its service delivery network and establish new specialty lines of business.

Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, “During the third quarter, we were pleased with the overall performance of MPS Group, and particularly with the results generated from Modis, our North American information technology business unit, and Entegee, our engineering staffing unit. The staffs of these business units have done an excellent job of increasing revenue while focusing on profitable accounts and being disciplined with pricing. Demand for our services continues to be strong as employers are eager to hire temporary and permanent professional labor in both the U.S. and Europe.”

“We continue to focus on increasing gross margins and operating margins in this tight labor market,” added Robert Crouch, MPS Chief Financial Officer. “We expect fourth quarter revenue and diluted net income per common share to be in the range of $480 million to $490 million and $0.19 to $0.20, respectively. Diluted net income per common share for the third and fourth quarters of 2006 include a $0.01 impact from share-based compensation cost, primarily from restricted stock expense.”

Conference Call Scheduled Today

The live broadcast of MPS Group’s conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company’s website: www.mpsgroup.com. If you prefer, you may listen to the call by dialing (913) 981-5543.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. Eastern Time on November 2. To access the telephonic replay, please dial (719) 457-0820 and enter 5541404 when prompted for the passcode. The link for the online replay may also be found on the Company’s website.

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MPS Group Reports Third Quarter Results

October 26, 2006

About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. A Fortune 1000 company with headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described above and may be affected by other factors, including, but not limited to: fluctuations in the economies and financial markets in the U.S. and foreign countries where we do business and in the Company’s industry segments in particular; industry trends toward consolidating vendor lists; the demand for the Company’s services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company’s ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; the Company’s ability to recruit, place and retain consultants and professional employees; the Company’s ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental laws and regulations affecting the Company’s operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of our common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed in the Company’s filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of our Form 10-K for 2005 and discussion of risks or uncertainties in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company’s management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

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MPS Reports Third-Quarter 2006 Results

October 26, 2006

MPS Group, Inc.

Unaudited Operating Highlights

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Highlights:	2006	2005	2006	2005
Revenue:
North American Professional Services	$158,516	$139,390	$463,468	$396,565
European Professional Services	111,985	94,455	315,986	271,580
North American Information Technology Services	143,998	127,602	416,227	379,327
European Information Technology Services	68,586	65,514	195,138	212,034

Total revenue	483,085	426,961	1,390,819	1,259,506

Gross profit:
North American Professional Services	49,036	41,856	140,914	117,121
European Professional Services	32,406	27,314	90,928	77,986
North American Information Technology Services	41,853	36,059	119,896	104,692
European Information Technology Services	11,231	8,716	30,884	26,999

Total gross profit	134,526	113,945	382,622	326,798

Operating income:
North American Professional Services	15,756	12,607	43,628	30,039
European Professional Services	8,630	8,188	24,518	20,043
North American Information Technology Services	11,871	9,551	33,257	26,547
European Information Technology Services	1,570	1,629	4,575	3,565

Operating income before unallocated corporate expenses	37,827	31,975	105,978	80,194
Unallocated corporate expenses	7,160	6,058	21,105	19,833

Total operating income	30,667	25,917	84,873	60,361
Other income, net	1,326	1,355	4,060	2,639

Income before provision for income taxes	31,993	27,272	88,933	63,000
Provision for income taxes	12,317	10,151	34,239	23,419

Net income	$19,676	$17,121	$54,694	$39,581

Diluted net income per common share	$0.19	$0.16	$0.52	$0.37

Diluted common shares outstanding	103,192	105,119	104,428	105,897

			As of
			September 30, 2006	December 31, 2005
Cash and cash equivalents			$130,674	$142,951
Accounts receivable, net of allowance			302,118	244,506
Other			31,083	28,971

Current assets			463,875	416,428
Long-term assets			653,472	611,578

Total assets			$1,117,347	$1,028,006

Current liabilities			$168,414	$136,569
Other			18,452	15,397
Stockholders’ equity			930,481	876,040

Total liabilities and stockholders’ equity			$1,117,347	$1,028,006

Working capital			$295,461	$279,859

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MPS Group Reports Third-Quarter 2006 Results

October 26, 2006

MPS Group, Inc.

Unaudited Reconciliation of Non-GAAP Financial Measures to Most Comparable GAAP Financial Measures

Reconciliation of EBITDA to Net Income

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
EBITDA	$34,731	$29,747	$96,391	$72,044
Depreciation and intangibles amortization	4,064	3,830	11,518	11,683

Operating income	30,667	25,917	84,873	60,361
Other income, net	1,326	1,355	4,060	2,639

Income before provision for income taxes	31,993	27,272	88,933	63,000
Provision for income taxes	12,317	10,151	34,239	23,419

Net income	$19,676	$17,121	$54,694	$39,581

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	N.A. Professional	N.A. IT
Revenue growth rate 3Q2005 to 3Q2006, excluding acquisitions and the effects of changes in currency	7.0%	8.0%	11.5%
Revenue growth rate contributed from acquisitions	4.1%	5.7%	1.3%
Revenue growth rate contributed from effects of changes in currency	2.0%	—	—

GAAP revenue growth rate 3Q2005 to 3Q2006	13.1%	13.7%	12.8%

Reconciliation of Year-Over-Year Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	Modis International	Badenoch & Clark	Soliant Health
Revenue growth rate 3Q2005 to 3Q2006, excluding acquisitions and the effects of changes in currency	-2.0%	5.5%	12.4%
Revenue growth rate contributed from acquisitions	1.7%	7.4%	23.5%
Revenue growth rate contributed from effects of changes in currency	5.0%	5.7%	—

GAAP revenue growth rate 3Q2005 to 3Q2006	4.7%	18.6%	35.9%

Reconciliation of Sequential Quarterly Revenue Growth Rate, Excluding

Acquisitions and the Effects of Changes in Foreign Currency Exchange Rates

	MPS Group	Badenoch & Clark	Modis International
Revenue growth rate 2Q2006 to 3Q2006, excluding acquisitions and the effects of changes in currency	1.8%	2.7%	3.2%
Revenue growth rate contributed from acquisitions	0.4%	—	1.7%
Revenue growth rate contributed from effects of changes in currency	0.9%	2.6%	2.7%

GAAP revenue growth rate 2Q2006 to 3Q2006	3.1%	5.3%	7.6%

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